UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012 (October 15, 2012)

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway,

Overland Park, Kansas 66251

(Address of principal executive offices, including zip code)

(800) 829-0965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On October 15, 2012, Sprint Nextel Corporation, a Kansas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SOFTBANK CORP., a Japanese kabushiki kaisha (“SoftBank”), Starburst I, Inc., a Delaware corporation and a direct wholly owned subsidiary of SoftBank (“HoldCo”), Starburst II, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Parent”), and Starburst III, Inc., a Kansas corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Upon consummation of the Merger, Parent will be renamed Sprint Corporation.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions described therein, each outstanding share of Series 1 common stock, $2.00 par value per share, of the Company (“Company Common Stock”), other than shares cancelled and retired at the Effective Time (as defined in the Merger Agreement) or held by Parent and Dissenting Shares (as defined in the Merger Agreement), will be converted at the Effective Time into either (i) with respect to shares of Company Common Stock for which an election to receive cash has been effectively made, subject to the election and allocation procedures in the Merger Agreement, cash in an amount equal to $7.30 (subject to proration), (ii) with respect to shares of Company Common Stock for which an election to receive common stock, $0.01 par value per share, of Parent (“Parent Common Stock”) has been effectively made, one share of Parent Common Stock (subject to proration), or (iii) with respect to shares of Company Common Stock for which no election to receive cash or Parent Common Stock has been effectively made, either (x) cash in an amount equal to $7.30, (y) one share of Parent Common Stock or (z) a combination of cash and a fraction of a share of Parent Common Stock (collectively, the “Merger Consideration”). Immediately following the Merger, subject to the terms of the Merger Agreement, it is expected that HoldCo will hold shares of Parent Common Stock representing approximately 69.642% of the fully-diluted equity of Parent (excluding shares of Parent Common Stock issuable upon exercise of the warrant contemplated by the Warrant Agreement discussed below), and the former stockholders and other former equityholders of the Company will hold, collectively, shares of Parent Common Stock and other equity securities of Parent collectively representing approximately 30.358% of the fully-diluted equity of Parent (excluding shares of Parent Common Stock issuable upon exercise of the warrant contemplated by the Warrant Agreement discussed below). The exchanges for Parent Common Stock that occur pursuant to the Merger, taken together, are expected to constitute exchanges described in Section 351 of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

At or prior to the Effective Time, SoftBank will cause HoldCo (i) to contribute to Parent not less than $17.04 billion (of which amount $12.14 billion will be paid to the Company’s stockholders as part of the Merger Consideration and $4.9 billion will remain in the cash balances of Parent following the Effective Time) and (ii) to enter into a Warrant Agreement with Parent substantially in the form attached to the Merger Agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, for a period of five years after the Effective Date, HoldCo will have the right to purchase up to 54,579,924 shares of Parent Common Stock for a price of $5.25 per share.

The consummation of the Merger is subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of the

Merger Agreement. The consummation of the Merger is also subject to the performance of covenants and the satisfaction of certain other conditions, including, among other things, (i) the effectiveness of the registration statement for the shares of Parent Common Stock to be issued in the Merger, and the approval of the listing of such shares on the New York Stock Exchange (the “NYSE”), (ii) receipt of certain regulatory approvals, including approvals of the Federal Communications Commission, applicable state public utility commissions, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain applicable non-U.S. competition laws, favorable completion of review by the Committee on Foreign Investments in the United States (“CFIUS”) and the approval by the Defense Security Services of a plan to operate the business of the Company and its subsidiaries pursuant to a foreign ownership, control or influence (“FOCI”) mitigation plan, and (iii) no material adverse effect with respect to the Company since the date of the Merger Agreement.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. The Company is subject to restrictions on its ability to solicit alternative acquisition proposals and to provide information to, and engage in discussion with, third parties regarding such proposals, except under limited circumstances to permit the Company’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement, under specified circumstances (including in connection with a superior offer), the Company may be required to pay a termination fee of $600 million to Parent. In addition, if the Merger Agreement is terminated because the Company’s stockholders do not approve and adopt the Merger Agreement, and prior to such termination certain triggering events described in the Merger Agreement have not occurred, then the Company may be required to reimburse Parent for its fees and expenses incurred in connection with the Merger Agreement up to $75 million. Upon termination of the Merger Agreement, under specified circumstances (including failure of Parent to obtain financing), Parent may be required to pay a reverse termination fee of $600 million to the Company.

In accordance with the Merger Agreement, upon consummation of the Merger, the Parent board of directors will consist of ten members, comprising six directors appointed by SoftBank (of which six members, three will be independent directors under the listing standards of the NYSE), three independent directors selected from the Company’s board of directors immediately prior to the Effective Time, and the Company’s chief executive officer.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of SoftBank, HoldCo, Parent and Merger Sub. In addition, such representations and warranties (A) have been made only for purposes of the Merger Agreement, (B) have been qualified by documents filed with the Securities and Exchange Commission (the “SEC”) by the Company on or after January 1, 2012 and prior to the date of the Merger Agreement, (C) have been qualified by confidential disclosures made to SoftBank, HoldCo, Parent and Merger Sub in connection with the Merger Agreement, (D) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (E) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (F) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Bond Purchase Agreement

In connection with the Merger Agreement, on October 15, 2012, the Company entered into a Bond Purchase Agreement (the “Bond Purchase Agreement”) with Parent pursuant to which Parent has agreed to purchase from the Company a Bond (the “Bond”) in the principal amount of $3.1 billion, which Bond is convertible, subject to the provisions of the Bond Purchase Agreement, into an aggregate of 590,476,190 shares of Company Common Stock, or approximately 19.65% of the current outstanding shares of Company Common Stock (pre-conversion), subject to adjustment in accordance with the terms of the Bond Purchase Agreement. If not earlier converted, principal and any accrued but unpaid interest under the Bond will be due and payable on October 15, 2019. The principal balance of the Bond will bear interest at 1.0% per annum, with interest payable semi-annually in arrears on April 15 and October 15, beginning on April 15, 2013.

Immediately prior to the Effective Time, the Bond will be converted into shares of Company Common Stock in accordance with the terms and conditions of the Bond Purchase Agreement, and the Bond may not otherwise be converted prior to the termination of the Merger Agreement without consummation of the Merger. Parent may convert the Bond into Company Common Stock at any time after the termination of the Merger Agreement without consummation of the Merger. Conversion of the Bond is subject in any case to receipt of any required approvals and, subject to certain exceptions, to receipt of waivers under the Company’s existing credit facilities.

The Company has agreed to certain registration rights with respect to the Company Common Stock issuable upon conversion of the Bond. Subject to certain exceptions, Parent may not transfer the Bond without the Company’s consent.

Upon conversion of the Bond in full, and for so long as Parent and its affiliates hold (i) at least 10% of the total number of shares of Company Common Stock then outstanding, Parent shall have the right to designate two members of the Company’s board of directors or (ii) less than 10%, but at least 5%, of the total number of shares of Company Common Stock then outstanding, Parent shall have the right to designate one member of the Company’s board of directors, provided the Merger Agreement has been terminated without consummation of the Merger. The Company will use its commercially reasonable best efforts to facilitate the appointment of the individuals designated by Parent to be elected as a member of the Company’s board of directors. Parent’s right to designate members of the Company’s board of directors will terminate if Parent sells or otherwise disposes of any of the Company Common Stock received upon conversion of the Bond.

The closing of the purchase and sale of the Bond under the Bond Purchase Agreement is expected to occur on or before October 24, 2012, subject to the satisfaction of the conditions set forth therein. If such conditions are satisfied, and Parent fails to purchase the Bond pursuant to the terms of the Bond Purchase Agreement on or prior to October 24, 2012, subject to certain conditions, the Company will have the right to terminate the Bond Purchase Agreement and also the Merger Agreement. In addition to the foregoing termination right, the Bond Purchase Agreement will terminate pursuant to its terms if the Merger Agreement is terminated prior to the closing of the transactions contemplated under the Bond Purchase Agreement.

The foregoing description of the Bond Purchase Agreement is not complete and is qualified in its entirety by reference to the Bond Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description under the heading “Bond Purchase Agreement” set out under “Item 1.01 – Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

See the description under the heading “Bond Purchase Agreement” set out under “Item 1.01 – Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 15, 2012, by and among Sprint Nextel Corporation, SOFTBANK CORP., Starburst I, Inc., Starburst II, Inc. and Starburst III, Inc.*

10.1	Bond Purchase Agreement, dated as of October 15, 2012, by and between Sprint Nextel Corporation and Starburst II, Inc.*

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Sprint Nextel Corporation (“Sprint”) and SOFTBANK CORP. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”) pursuant to a merger agreement and bond purchase agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approval by Sprint’s stockholders may not be obtained; (2) there may be a material adverse change of SoftBank or Sprint or the respective businesses of SoftBank or Sprint may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; and (5) other risk factors as detailed from time to time in Sprint’s and Starburst II’s reports filed with the Securities and Exchange Commission (“SEC”), including Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the proxy statement/prospectus to be contained in Starburst II’s Registration Statement on Form S-4, which are (or will be, when filed) available on the SEC’s web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

None of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Starburst II plans to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Sprint, and that also will constitute a prospectus of Starburst II. Sprint will mail the proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus, as well as other filings containing information about Sprint, SoftBank and Starburst II, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. Starburst II’s SEC filings in connection with the transaction (when filed) also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@softbank.co.jp.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Sprint, SoftBank, Starburst II and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2011. Other information regarding the interests of such individuals as well as information regarding SoftBank’s and Starburst II’s directors and executive officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: October 15, 2012
	By:	/s/ Timothy O’Grady
Timothy O’Grady
Assistant Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 15, 2012, by and among Sprint Nextel Corporation, SOFTBANK CORP., Starburst I, Inc., Starburst II, Inc. and Starburst III, Inc.*

10.1	Bond Purchase Agreement, dated as of October 15, 2012, by and between Sprint Nextel Corporation and Starburst II, Inc.*

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.